Exhibit 99.1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THERMAGE, INC.

FOR SPECIAL MEETING OF STOCKHOLDERS, [—], 2008 AT 10:00 A.M.

The undersigned stockholder of Thermage, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus/Information Statement each dated [—], 2008 and hereby appoints Stephen J. Fanning and John F. Glenn, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of Thermage, Inc. to be held on [—], at 10:00 a.m., local time, at Thermage’s offices located at 25881 Industrial Boulevard, Hayward, California 94545, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: FOR THE ISSUANCE OF SHARES OF THERMAGE, INC. COMMON STOCK PURSUANT TO THE ACQUISITION OF RELIANT TECHNOLOGIES, INC. BY THERMAGE, INC. AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. To approve the issuance of 23,600,000 shares of Thermage, Inc. common stock pursuant to the Agreement and Plan of Merger and Reorganization dated as of July 7, 2008 by and among Thermage, Inc., a Delaware corporation, Relay Acquisition Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of Thermage, and Reliant Technologies, Inc., a Delaware corporation, and with respect to Articles VIII and X only, Steven Mendelow as Securityholder Representative and U.S. Bank National Association as Escrow Agent.	FOR	AGAINST
	☐	☐

2. To transact any other business that properly comes before the special meeting or any adjournment or the postponements thereof pursuant to the bylaws of Thermage, Inc.	FOR	AGAINST
	☐	☐

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES

SIGNATURE(S)	SIGNATURE(S)	Date: , 2008

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If the stock you are voting is registered in the name of two or more persons, each should sign. Persons signing in a fiduciary capacity should use their respective titles. If shares are held by joint tenants or as community property, both parties should sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM local time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.voteproxy.com Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1 (800) 776-9437 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.